Exhibit 21

Entity Name	Domicile
1227844 Ontario Ltd.	Ontario
8324425 Canada, Inc.	Canada
Affiliate Investment, Inc.	DE
Affiliate Relations Holdings, Inc.	DE
AMI 2, Inc.	DE
ASO Holdings Company LLC	DE
Backcountry De Costa Rica Sociedad De Responsabilidad Limitada	Costa Rica
Backcountry.com, Inc.	UT
Backcountry Detour, LLC	DE
Backcountry GmbH	Germany
Big Horn Alternative Energy, LLC	DE
Bergfreunde GmbH	Germany
Bodybuilding.com EU B.V, (fka BLE BV)	Netherlands
Bodybuilding.com, LLC	DE
Bodybuilding.com, Sociedad De Responsiabilidad Limitada	Costa Rica
BuySeasons, Inc.	DE
California Voices, LLC (f/k/a QVC Voices, LLC)	DE
CDirect Mexico I, Inc.	DE
CDirect Mexico II, Inc.	DE
Celebrate Interactive LLC	DE
Centennial Rural Development, inc.	DE
City Cycle, Inc.	AR
Commerce Technologies, Inc. [dba Commerce Hub]	NY
Cool Kicks Media, LLC	DE
Diamonique Canada Holdings, Inc.	DE
DMS DE, Inc.	DE
ER Development International, Inc. (dba QVC International Development)	PA
ER Marks, Inc.	DE
e-Style, LLC	DE
Evite, Inc.	DE
GC Marks, Inc. (f/k/a TATV, Inc.)	DE
Gear Outlet, LLC	DE
GiftCo, LLC	DE
Higher Power Nutrition Common Holdings, LLC	DE
Hopkins Real Estate Investments, LLC	ID
IC Marks, Inc.	DE
IM Experience, Inc.	PA
Influence Marketing Corp (dba QVC @ theMall) [Unlimited Liability Corp.]	Nova Scotia
Influence Marketing Services, Inc.	Ontario
Innovative Retailing, Inc.	DE
iQVC GmbH	Germany
Liberty Alta IV, Inc.	DE
Liberty Alta, Inc.	DE
Liberty Alternative Energy, LLC	DE

Liberty CDE Investments, Inc.	DE
Liberty Clean Fuels, Inc.	DE
Liberty Clean Fuels 2, LLC	DE
Liberty Digital Commerce, LLC	DE
Liberty Interactive Advertising, LLC d/b/a Liberty Advertising	DE
Liberty Interactive, LLC	DE
Liberty Protein, Inc.	DE
Liberty TripAdvisor Holdings, Inc	DE
Liberty Solar Energy, LLC	DE
Liberty QVC Holding, LLC	DE
Liberty USA Holdings, LLC	DE
Liberty USVI Energy, Inc.	DE
LMC Lockerz, LLC	DE
LMC Right Start, Inc.	DE
LMC Social, LLC	DE
Monroe Fuels Company, LLC	DE
MotoSport, LLC (fka MotoSport, Inc.)	DE
NSTBC, Inc.	DE
Provide Cards, Inc	CA
Provide Commerce, Inc. (dba Shari's Berries)	DE
Provide Creations, Inc., d/b/a Personal Creations	DE
Provide Gifts, Inc. (dba RedEnvelope)	DE
QC Marks, Inc.	DE
QDirect Ventures, Inc. (fka Qdirect, Inc.)	DE
QExhibits, Inc.	DE
QHealth, Inc.	DE
QLocal, Inc. (fka QVC Local, Inc.)[dba QVC Productions; QVC Remote Productions]	DE
QVC [English Unlimited Liability Company]	UK
QVC Brazil Holdings I, S.à.r.l.	Luxembourg
QVC Brazil Holdings II, S.à.r.l.	Luxembourg
QVC Britain [English Unlimited Liability Company]	UK
QVC Britain I Limited [English limited liability company]	England
QVC Britain I, Inc.	UK
QVC Britain II, Inc.	UK
QVC Britain III, Inc.	UK
QVC Call Center GmbH & Co. KG	Germany
QVC Call Center Vërwaltungs-GmbH	Germany
QVC Cayman Holdings LLC	DE
QVC Cayman, Ltd.	Cayman
QVC Chesapeake, Inc.	VA
QVC China Domain Limited (fka QVC Pacific international Limited; Discerning Holdings Limited	Hong Kong
QVC China Holdings Limted	Hong Kong
QVC China Licensing, Inc. (f/k/a AI 2, Inc.)	DE
QVC China, Inc.	DE
QVC Delaware, Inc.	DE
QVC Deutschland GP, Inc.	DE

QVC Deutschland Inc. & Co. KG (a partnership) (fka QVC Deutschland GmbH)	Germany
QVC eDistribution Inc. & Co. KG	Germany
QVC eProperty Management GmbH & Co. KG	Germany
QVC eService Inc. & Co. KG	Germany
QVC France SAS	France
QVC Germany I LLC (fka QVC Germany I, Inc.)	DE
QVC Germany II LLC (fka QVC Germany II, Inc.)	DE
QVC Global DDGS, Inc.	DE
QVC Grundstücksverwaltungs GmbH	Germany
QVC GV Real Estate GmbH & Co. KG	Germany
QVC Handel GmbH	Germany
QVC HK Holdings, LLC	DE
QVC Iberia, S.L.	Spain
QVC India, Ltd.	DE
QVC Information and Technologies (Shenzhen) Co., Ltd	China
QVC International LLC (fka QVC International, Inc.)	DE
QVC International Management GP LLC	DE
QVC Italia S.r.l. [Italian limited liability company]	Italy
QVC Italy Holdings, LLC	DE
QVC Japan Holdings, Inc.	DE
QVC Japan Services, Inc.	DE
QVC Japan, Inc.	Japan
QVC Lux Holdings, LLC	DE
QVC Mexico II, Inc.	DE
QVC Mexico III, Inc.	DE
QVC Mexico, Inc.	DE
QVC of Thailand, Inc.	DE
QVC Pension Trustee Limited	UK
QVC Properties, Ltd.	UK
QVC Realty, Inc.	PA
QVC Rocky Mount, Inc.	NC
QVC RS Naples, Inc.	FL
QVC San Antonio, LLC (fka QVC San Antonio, Inc.)	TX
QVC Satellite, Ltd	Japan
QVC Shop International, Inc. (f/k/a EZShop International, Inc.)	DE
QVC St. Lucie, Inc.	FL
QVC STT Holdings, LLC	DE
QVC Studio GmbH	Germany
QVC Suffolk, Inc. (fka CVN Distribution Co., Inc.; C.O.M.B. Distribution Co.)	VA
QVC UK Holdings Limited	England-Wales
QVC, Inc.	DE
QVC-QRT, Inc.	DE
RS Marks, Inc.	DE
RS Mebane, Inc.	NC
RS Myrtle Beach, Inc.	SC
Savor North Carolina, Inc.	NC

Send the Trend, Inc	DE
Sincerely Incorporated	DE
TOBH, Inc.	DE
TripAdvisor, Inc